MARK BAILEY & CO. LTD.
                                         Certified Public Accountants
                                            Management Consultants

                                             Phone: 775-332-4200
                                                 Fax: 775-332-4210

Office Address:
Mailing Address:
1495 Ridgeview Drive, Ste. 200
P.O. Box 6060
Reno, Nevada 89509-6634
Reno, Nevada 89513

E-mail:

Mark Bailey, CPA, ABV

September 13, 1999

Securities and Exchange Commission
Washington, D.C. 20549


RE:   LinuxOne, Inc.
      Form S-1

To whom it may concern:

We hereby authorize and consent to the use of our report, dated September 13, 1999, as an Exhibit to the above-referenced filing and to the use of our name as it appears therein.

Sincerely,



Mark Bailey, CPA/ABV
Mark Bailey & Co., Ltd.